UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road
Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 19, 2006, Ron Sparks notified Accellent Inc. (the “Company”) that he is resigning from his position as Chief Executive Officer and President of the Company and as a member of the Board of Directors of the Company (the “Board”) effective December 31, 2006.

(c) Effective December 19, 2006, the Board appointed Kenneth W. Freeman, age 56, a member of the Company’s Board, as Executive Chairman of the Company.  Mr. Freeman will continue to be a member of the Company’s Board.  Mr. Freeman has been a managing director of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) since May 2005 and has been CEO of Masonite International Corporation, a company affiliated with KKR, since October 2005.  Prior to joining KKR, Mr. Freeman served as Chairman and CEO of Quest Diagnostics Incorporated and its predecessor company from 1995 through 2004.  Mr. Freeman retired from Quest Diagnostics in December 2004.  Previously he served in many financial and general management roles at Corning Incorporated for more than twenty years.  Currently, Mr. Freeman is also a director of Alliance Imaging.

A copy of the Company’s press release announcing Mr. Sparks’s resignation and Mr. Freeman’s appointment as Executive Chairman of the Company is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

(d) Effective December 19, 2006, the Board appointed Michael E. Marks, a member of the limited liability company that serves as the general partner of KKR, as a director of the Company.  Mr. Marks has not been appointed to serve on any Board committee at this time.  As a result of Mr. Marks’s position with KKR, he may be deemed to have an indirect material interest in the management services agreement that the Company entered into with KKR pursuant to which KKR provides certain structuring, consulting and management advisory services to the Company in exchange for an advisory fee of $1.0 million payable annually, such amount to increase by 5% per year.

As a non-employee director, Mr. Marks will be entitled to receive from the Company an annual retainer of $30,000 in cash for his service as a member of the Board and to be reimbursed for any out-of-pocket expenses incurred by him in connection with services provided in such capacity.  Mr. Marks will be entitled to participate in Accellent Holdings Corp.’s Directors’ Deferred Compensation Plan and defer his annual directors’ fees into a phantom stock account.  A copy of Accellent Holdings Corp.’s Directors’ Deferred Compensation Plan was filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-4/A, filed on January 26, 2006.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release, dated December 21, 2006, announcing Mr. Sparks’s resignation and Mr. Freeman’s appointment as Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	ACCELLENT INC.

	By:	/s/ Stewart A. Fisher
Name: Stewart A. Fisher
Title:Executive Vice President — Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 21, 2006, announcing Mr. Sparks’s resignation and Mr. Freeman’s appointment as Executive Chairman.